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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                        AUGUST 30, 2005 (AUGUST 24, 2005)

                                MICROISLET, INC.
--------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

            Nevada                                         88-0408274
            ------                                         ----------
(State or Other Jurisdiction of                (IRS Employer Identification No.)
       Incorporation)

                                    001-32202
                                    ---------
                            (Commission File Number)



      6370 Nancy Ridge Drive, Suite 112                      92121
          San Diego, California                            ----------
----------------------------------------                    Zip Code
(Address of Principal Executive Offices)

                                 (858) 657-0287
                                 --------------
              (Registrant's telephone number, including area code)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 3.01 NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR
          STANDARD; TRANSFER OF LISTING.

         On August 24, 2005, we received a notice from the American Stock Exchange ("Amex") advising us that we were not in compliance with the Amex requirements of Sections 134, 1003(d) and 1101 of the Amex Company Guide for our failure to file our Form 10-QSB for the period ended June 30, 2005 with the Securities and Exchange Commission. The notice gives us until September 8, 2005 to submit a plan advising Amex of action we have taken, or will take, to bring MicroIslet into compliance with Sections 134, 1003(d) and 1101 by October 6, 2005. We intend to submit this plan promptly. We will remain listed during the plan period, subject to acceptance of the plan and periodic review of progress by Amex.

         On June 28, 2005, we filed a Form 8-K announcing that our audit committee determined, in consultation with management, that as a result of the errors in the accounting treatment for certain non-cash expenses relating to warrants issued to service providers in 2004, a restatement of the financial statements for the fiscal year ended December 31, 2004 and the first quarter of 2005 was required. On August 16, 2005, we filed a Form 12b-25 that extended the deadline for filing our Form 10-QSB until August 22, 2005. On August 22, 2005, we issued a press release reporting that due to our continuing analysis of our accounting for warrants issued to service providers in 2004, our Form 10-QSB for the quarter ended June 30, 2005 would not be filed by the extension deadline.

         Amex has also informed us that our stock symbol will become subject to the extension ".LF" to denote our non-compliance with the above listing standards. The extension will not change the Company's trading symbol, but will be disseminated as an extension whenever the Company's trading symbol is transmitted with a quotation or trade.

         We are devoting substantial resources and working with our outside auditors to complete and file the Form 10-QSB for the quarter ended June 30, 2005 and the restatements discussed above and in Item 8.01 below as soon as reasonably practicable and to restore our compliance with the Amex requirements.

ITEM 8.01 OTHER EVENTS

         In connection with the restatement of our financial statements for the year ended December 31, 2004, our management has determined in consultation with our independent registered public accounting firm that the previously-recorded non-cash expense for two fully vested warrants issued to an investor relations consulting firm in January 2004 and May 2004 should have been amortized over the six-month terms that services associated with such warrants were rendered, rather than on the dates of warrant grants. All such services were rendered during the fiscal year ended December 31, 2004, so this revision will not affect the results of operations for the full 2004 fiscal year. This revision will however result in adjustments to the results of operations for each of the quarters in the 2004 fiscal year, with a net effect of zero for the full year. The revision for the quarter ended March 31, 2004 will be reflected in a Form 10-QSB/A for the quarter ended March 31, 2005 (which filing will also reflect the restatements previously announced). The revisions for the three and six month periods ended June 30, 2004 and the three and nine month periods ended September 30, 2004 will be reflected on a prospective basis in our quarterly reports on Form 10-QSB for the quarterly periods ending June 30, 2005 and September 30, 2005, respectively.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

         (c)      Exhibits

         99.1     Press release dated August 30, 2005




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    August 30, 2005                       MICROISLET, INC.


                                               By: /s/ John F. Steel, IV
                                                   -----------------------------
                                                   John F. Steel, IV
                                                   Chairman of the Board and
                                                   Chief Executive Officer